                                                                   EXHIBIT 23(E)

                   CONSENT OF ALEX. BROWN & SONS INCORPORATED

  We hereby consent to the inclusion of our opinion dated October 7, 1994 as an Annex to the Proxy Statement-Prospectus filed as part of the Registration Statement on Form S-4 of CoreStates Financial Corp and to the references to our firm as Financial Adviser to Germantown Savings Bank and to our opinion contained in said Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                          ALEX. BROWN & SONS INCORPORATED


                                          By: /s/ J. Adam Hitt
                                              ---------------------------------
                                              NAME: J. ADAM HITT
                                              TITLE: PRINCIPAL

October 7, 1994